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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): January 30, 2006


                         SWIFT TRANSPORTATION CO., INC.
               (Exact Name of Registrant as Specified in Charter)

           Nevada                     0-18605             86-0666860
____________________________   ____________________   __________________
(State or Other Jurisdiction       (Commission File   (IRS Employer
       of Incorporation)             Number)          Identification No.)


2200 South 75th Avenue, Phoenix, Arizona             85043
_____________________________________________________________
(Address of Principal Executive Offices)           (Zip Code)


(602) 269-9700
____________________________________________________
(Registrant's telephone number, including area code)


_____________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 30, 2006, the Compensation Committee of the Board of Directors of Swift Transportation Co., Inc. (the "Company") adopted a bonus and incentive plan for the Company's executive officers, management and employees eligible for bonuses. Under the plan, these individuals can be awarded bonuses and performance shares based on the Company's achievement of growth in earnings per share over the previous year. On January 31, 2006, the Board of Directors approved participation in the plan by the Company's Chief Executive Officer. The Board has discretion to make all awards under the plan.

The Board also approved a bonus of $150,000 payable 1/3 in stock and 2/3 in cash for the Company's Chief Executive Officer for his performance during 2005.

ITEM 8.01 OTHER EVENTS

On January 30, 2006, the Board of Directors established an Executive Committee authorized to exercise all powers of the Board of Directors. The Executive Committee includes, Messers. Jock Patton, Robert Cunningham, Samuel Cowley, Karl Eller, Alphonse Frei, David Goldman, Paul Mecray, III and Ms. Karen Rasmussen.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2006

                                                SWIFT TRANSPORTATION CO., INC.

                                                /s/  Glynis Bryan
                                               _______________________________
                                                By: Glynis Bryan
                                                    Chief Financial Officer